Tauriga Sciences, Inc. Commences Development of Cannabigerol “CBG” Isolate Infused Version of Tauri-Gum

GlobeNewswire ● December 30, 2019

Flavor: Starfruit/Peach

3035158B

Made in the USA | Allergen-Free | Gluten-Free | Non-GMO | Vegan

K
PAREVE

V
VEGAN

CBG - INFUSED

SUPPLEMENT CHEWING GUM

TAURI-GUM

BECOME ONE WITH NATURE

STARFRUIT / PEACH

8 GUM TABLETS 80 MG

TAURI-GUM

CBG - INFUSED

Supplement Facts		
Serving size 1 Piece Servings per Container 8		
Amount Per Serving		%DV
Calories	0g	
Total Carbohydrates	1g	
Sugar Alcohol	1g	
Hemp Oil Extract (Cannabigerol - CBG)	10mg	
* Percent Daily Values are based on a 2,000 calorie diet		
Daily Value not established		
Other Ingredients: Gum base, Maltitol, Sorbitol, Xylitol, Isomalt, Natural Flavors, Vegetarian magnesium stearate, Silicon dioxide, Stevia. May contain hemp seed oil or sunflower oil.		

These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Directions for Use:
As a dietary supplement, chew at least one piece daily anytime for 10-15 minutes and then discard.

Use only if the foil seal is intact. Keep out of reach of children under the age 18. Consult your physician before use if you have a medical condition or are taking any medications. Do not use if you are pregnant or lactating. Discontinue use if adverse reaction occurs. Store away from excessive heat and humidity.

Manufactured for and Distributed By:
Tauriga Sciences, Inc.
555 Madison Avenue
5th Floor
New York, NY 10022
www.Tauriga.com

DRUG TEST SAFE

TAURIGA

U.S. PATENT
NO 9,744,128

Blister Pack Design for Starfruit/Peach Flavor - CBG Infused - Tauri-Gum™

NEW YORK, NY, Dec. 30, 2019 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE – Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a revenue generating company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced it has commenced development of a Cannabigerol (“CBG”) Isolate Infused version of its flagship brand and product line: Tauri-Gum™. The Company expects that each tablet of chewing gum will contain 10mg of CBG Isolate. The flavor (all natural) selected for this CBG Infused version of Tauri-Gum™ will be Starfruit/Peach. This product will also be Kosher Certified (Star-K), Vegan, and 100% Made in the USA.

The Company expects that the MSRP for its CBG Infused version of Tauri-Gum™ will be set at $19.99 per blister pack.

The Company has already secured distinct GS1 barcodes for both: The Starfruit/Peach CBG Infused Tauri-Gum™ blister pack and The Starfruit/Peach CBG Infused Tauri-Gum™ retail display box.

Cannabigerol (“CBG”) is a non-psychoactive cannabinoid that plays an important role in the biochemistry of the cannabis plant. CBG acts as a chemical precursor to other cannabinoids such as THC and CBD. This conversion typically takes place 6-8 weeks in the flowering cycle. CBG is present only in trace amounts in most cannabis strains however, some hemp strains are specifically cultivated to generate higher yields of this cannabinoid.

CBG holds promise to be a key constituent in the overall medicinal benefits cannabis may provide. As cannabis research continues to rapidly evolve, CBG may emerge as one of the most therapeutically applicable and diverse cannabinoids to offer a wide range of possible remedies.

CBG is not scheduled by the UN Convention on Psychotropic Substances. In the United States, it is not a controlled substance under the Controlled Substances Act as long as it is not produced from the controlled parts of the cannabis plant.

The Company expects that its CBG Infused version of Tauri-Gum™ will be available to the retail marketplace, during the 1st Calendar Quarter of 2020 (January 1, 2020 – March 31, 2020).

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities. One such opportunity on which the Company has acted, involves the Company having entered into the cannabidiol (or “CBD”) infused chewing gum product business, as more fully described above and in prior press releases. This CBD infused chewing gum product has been branded under the following name: Tauri-Gum™. The Company is currently in production of three distinct flavors of Tauri-Gum™: MINT, BLOOD ORANGE, and POMEGRANATE. On November 24, 2019, the Company announced the expansion of its product line with the introduction of a 15mg Vegan CBD Infused gummy, branded under the name: Tauri-Gummies™. Further, the Company continues to identify and evaluate additional potential opportunities to generate revenue, as well as shareholder value, and leverage its resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com.

In addition, on March 11, 2019, the Company announced the official launch of its E-Commerce site - as part of its Tauri-Gum™ commercialization strategy. This site can be accessed by visiting the following URL address: www.taurigum.com

The Company has established corporate offices in both New York City (USA) and Barcelona (Spain).

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.